UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) - April 11, 2007

TXU CORP.
(Exact name of registrant as specified in its charter)
TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411
(Address of principal executive offices, including zip code)
Registrants’ telephone number, including Area Code - (214) 812-4600

TXU ELECTRIC DELIVERY COMPANY
(Exact name of registrant as specified in its charter)
TEXAS	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 N. Akard Street, Dallas, Texas 75201
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including Area Code - (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

TXU Corp., TXU Electric Delivery Company, a subsidiary of TXU Corp., and InfrastruX Group amended their agreements relating to the InfrastruX Energy Services Group LP joint venture (IES) for utility infrastructure and management services to remove the March 31, 2007 end date and to permit either party to terminate the agreements at any time. TXU Corp. and InfrastruX Group have suspended activities related to the joint venture and TXU Electric Delivery and IES have suspended activities related to the utility services agreements. The parties plan to terminate these agreements upon closing of the transaction under which an investor group led by Kohlberg Kravis Roberts & Co. and Texas Pacific Group proposes to acquire TXU Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the following registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TXU CORP.
By:	/s/ Stan Szlauderbach
Name:	Stan Szlauderbach
Title:	Senior Vice President and Controller

TXU ELECTRIC DELIVERY COMPANY
By:	/s/ Stan Szlauderbach
Name:	Stan Szlauderbach
Title:	Senior Vice President

Dated: April 12, 2007

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